UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2008

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers

On May 8, 2008, The E. W. Scripps Company (the “Company”) amended and restated the Scripps Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) and the Scripps Supplemental Executive Retirement Plan (the “SERP”) to:

•	make changes mandated by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and

•	conform the plans to the terms of the Employee Matters Agreement between the Company and Scripps Networks Interactive, Inc. (the “Employee Matters Agreement”).

These amendments generally are technical in nature and affect the timing, but not the amount, of compensation that could be received by our named executive officers.

Deferred Compensation Plan

The Company amended and restated the Deferred Compensation Plan, with respect to deferrals on and after January 1, 2005, to comply with Section 409A of the Code by, among other things, the following: (i) imposing a 6-month delay on payments upon termination of employment, (ii) providing a lump sum payment on a termination of employment in connection with a change in control, and (iii) revising the provisions relating to the Company’s ability to accelerate or delay payments. The amendment also provides for the transfer of certain participant accounts to Scripps Networks Interactive, Inc. in connection with the proposed spin-off transaction, as provided under the terms of the Employee Matters Agreement.

SERP

The Company amended and restated the SERP, with respect to participants who accrued benefits on or after January 1, 2005, to comply with Section 409A of the Code. In the past, payment of the SERP benefit was made at the same time and in the same form as benefits under the qualified pension plan. This type of payment provision is only permitted under Section 409A of the Code during a limited transition period. Therefore, the SERP was amended to provide that payment instead is made in a single lump sum on the six-month anniversary of a participant’s termination of employment. The amendment also provides for the transfer of certain participant accruals to Scripps Networks Interactive, Inc. in connection with the proposed spin-off transaction, as provided under the terms of the Employee Matters Agreement.

The foregoing description of the amendments to the plans is qualified in its entirety by reference to the full text of the plans as amended, which are filed herewith as Exhibits 10.74 and 10.76 and are incorporated herein by reference.

Election of Directors

The Company, which is in the process of separating into two publicly traded corporations, named directors who will serve on the boards of the two companies after the separation is completed. A copy of the press release announcing the elections and departures of board members is filed as Exhibit 99.01.

Item 8.01.	Other Events

Director Compensation

On May 8, 2008, the Company amended and restated The E. W. Scripps Company 1997 Deferred Compensation and Stock Plan for Directors to make changes mandated by Section 409A of the Code and conform the plan to the terms of the Employee Matters Agreement. The amendment is technical in nature and affects the timing, but not the amount, of compensation that could be received by our non-employee directors.

The foregoing description of the amendment to the plan is qualified in its entirety by reference to the full text of the plan as amended, which is filed herewith as Exhibit 10.61 and is incorporated herein by reference.

Other Matters

On May 8, 2008, The E.W. Scripps Company’s board of directors approved management’s plan to separate Scripps into two public companies, effective July 1.

Also on May 8, 2008, The E. W. Scripps Company’s board of directors approved a one-for-three reverse stock split for shares in The E. W. Scripps Company that will take affect on July 16 pending shareholder approval. The reverse stock split applies only to shares in The E. W. Scripps Company following the separation.

Scripps family members have amended the Scripps Family Agreement to include Scripps Networks Interactive, Inc. as a signatory effective upon the separation. The Agreement is filed herewith as Exhibit 10.57A.

A copy of the press release describing the abovementioned Other Matters is filed herewith as Exhibit 99.02.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Item	Exhibit No. Incorporated
10.57A	Amendments to Scripps Family Agreement

10.61	1997 Deferred Compensation and Stock Plan for Directors, as amended

10.74	Amended and Restated Scripps Supplemental Executive Retirement Plan

10.76	Scripps Executive Deferred Compensation Plan, as amended

99.01	Press release dated May 12, 2008

99.02	Press release dated May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Anatolio B. Cruz III
Anatolio B. Cruz III
Executive Vice President and General Counsel

Dated: May 14, 2008